FILED PURSUANT TO RULE 424(B)(5)

REGISTRATION NO.: 333-264109

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 27, 2022)

2,576,600 Ordinary Shares

Jowell Global Ltd.

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to investors 2,576,600 ordinary shares of the Company (the “Shares”) for a purchase price of $1.40 per share.  This prospectus supplement and the accompanying prospectus cover the offer and sale of Shares by the Company directly to five product distributors and business partners of the Company in China.

We expect that the delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about October 25, 2022.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “JWEL”. On October 10, 2022, the last reported sale price of our ordinary shares on Nasdaq was $1.49 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

	Per Share	Total
Offering price	$1.40	$3,607,240

We sell the securities offered through this prospectus supplement and the accompanying prospectus directly to purchasers. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for more information regarding these arrangements.

Investing in our Ordinary Shares involves a high degree of risk. Before buying any Ordinary Shares, you should carefully consider the risks that we have described in “Supplemental Risk Factors” beginning on page S-6 of this prospectus supplement and “Risk Factors” on page 19 of the accompanying prospectus, as well as those described in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

INVESTORS PURCHASING SECURITIES IN THIS OFFERING ARE PURCHASING SECURITIES OF JOWELL GLOBAL LTD. (“COMPANY”), A CAYMAN ISLANDS HOLDING COMPANY WITH LIMITED LIABILITY, RATHER THAN SECURITIES OF COMPANY’S SUBSIDIARIES OR VARIABLE INTEREST ENTITY THAT CONDUCT SUBSTANTIVE BUSINESS OPERATIONS IN CHINA.

We are a Cayman Islands holding company with limited liability and without material operations and our business is conducted by a variable interest entity (“VIE”) in China and this structure involves unique risks to investors. We are not a Chinese operating company and our business in China is conducted through contractual arrangements with the VIE. However, the VIE agreements have not been truly tested in the courts in China. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities that we are offering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors— “If the Chinese government determines that the contractual arrangements with the VIE do not comply with applicable regulations, our business could be adversely affected.” and “Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operations, decrease the value of our securities and limit the legal protections available to you and us.” in the accompanying prospectus.

There are legal and operational risks associated with being based in and having our operations in China. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 15, 2022, Cybersecurity Review Measures published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission (“CSRC”), State Secrecy Administration and State Cryptography Administration became effective, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Management Rules Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments). On April 2, 2022, the CSRC released the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), which provides that PRC issuers listing their securities on foreign stock exchanges need to file a notice to CSRC. In the event that the above proposed provisions and rules are enacted, the relevant filing procedures of the CSRC and other governmental authorities may be required in connection with this offering. As of the date of this prospectus supplement, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange as the Company has listed on Nasdaq before these laws take effect and the data processing activities by the VIE do not affect national security; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. As of the date of this prospectus supplement, we (1) are not required to obtain permissions from any PRC authorities to issue our securities being offered for sale to foreign investors, (2) are not subject to permission requirements from the CSRC, CAC or any other authority that is required to approve of the VIE’s operations, and (3) have not received or were denied such permissions by any PRC authorities. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. See “Risk Factors—Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact our business operations, decrease the value of our securities and limit the legal protections available to you and us.” in the accompanying prospectus.

As of the date of this prospectus supplement, we do not have cash management policies and procedures in place that dictate how funds are transferred through our organization. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. As of the date of this prospectus supplement, no dividends or distributions have been made between the holding company, its subsidiaries, and consolidated VIE, or to investors including U.S. investors except that the VIE made a cash dividend of $1.6 million to its shareholders in July 2019 before we became a public company in March 2021. The holding company, its subsidiaries, and VIE do not have any plan to distribute dividend or settle amounts owed under the VIE Agreements in the foreseeable future. Neither any of our subsidiaries or the VIE has made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus supplement. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Hong Kong subsidiary and WFOE (as defined below) via capital contribution or shareholder loans, as the case may be.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 11, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have not authorized any other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus supplement amends and supplements the information in the prospectus, dated April 4, 2022, filed as a part of our registration statement on Form F-3 (File No. 333-264109), as amended on June 29, 2022 and July 27, 2022 (the “Registration Statement”). The Registration Statement was declared effective by the SEC as of August 31, 2022. This prospectus supplement should be read in conjunction with the accompanying prospectus, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the accompanying prospectus.  This prospectus supplement is not complete without, and may only be delivered or utilized in connection with, the accompanying prospectus, and any future amendments or supplements thereto.

Our Registration Statement allows us to offer from time to time a wide array of securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our Registration Statement and other general information that may apply to this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our ordinary shares, and other information that you should know before investing. You should carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” before investing in our securities.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

As used in this prospectus supplement, “Jowell Global,” “JWEL,” “the holding company”, “the “Registrant,” “the Company,” “we,” “our” or “us” refers to Jowell Global Ltd., and its subsidiaries and variable interest entity on a consolidated basis, unless otherwise indicated. “China” and the “PRC” refer to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and our consolidated financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

We were incorporated under the laws of the Cayman Islands as an offshore holding company and we own 100% of the equity interest in Jowell Technology Limited (“Jowell HK”), which was incorporated under the laws of Hong Kong.

Through Jowell HK, we own 100% of the equity interest in Shanghai Jowell Information Technology Co., Ltd. (“WFOE” or “Jowell Shanghai”). WFOE entered into a series of agreements with Shanghai Juhao Information Technology Co., Ltd. (“Shanghai Juhao” or “VIE”) and Shanghai Juhao’s shareholders, through which we are the primary beneficiary of Shanghai Juhao and derive all of the economic interest and benefits from Shanghai Juhao. We treat Shanghai Juhao as our consolidated affiliated entity for accounting purposes under U.S. GAAP and not the entity in which we own equity interest.

We, through the VIE Shanghai Juhao, focus on providing consumers with convenient and high-quality online retail experience through our retail platforms, www.1juhao.com, and mobile app, as well as authorized retail stores. Shanghai Juhao also offers programs that enable third-party sellers to distribute their products through our platforms. In an effort to differentiate our services, Shanghai Juhao focuses on and specialize in the online retail of cosmetic products, health and nutritional supplements and household products.

In 2012, Shanghai Juhao started its operation, which was among the first membership-based e-commerce platforms for online-to-offline sales of cosmetics, health and nutritional supplements and household products in China. Today, Shanghai Juhao offer an online platform Juhao Mall which holds an EDI (Electronic Data Interchange) certification approved by the Shanghai Communication Administration pursuant to the requirement of Ministry of Industry and Information Technology of China, selling our own brand products manufactured by third parties as well as international and domestic branded products.

Since August 2017, Shanghai Juhao has been also selling its products in authorized retail stores all across China. Operating under the brand name “Love Home Store” or “LHH Store”, the authorized retailers may operate as independent stores or store-in-shop (an integrated store), selling our products that they purchased through Shanghai Juhao’s online platform under their special retailer accounts with us which provide them with major discounts. As of June 30, 2022, Shanghai Juhao authorized 26,244 Love Home stores in 31 provinces of China, providing offline retail and wholesale of our products.

On April 28, 2021, the Company announced Shanghai Juhao has officially launched its “Juhao Best Choice” community group-buying store initiative to continue growing its offline retail market presence. The community group-buying offline stores sell fresh produce, foods and daily household consumer products in addition to the cosmetics and health and nutritional supplements currently sold in the Company’s franchised LHH Stores. The community group-buying stores aim to provide a more convenient shopping experience and high-quality produce and foods for consumers from local communities, towns and villages across China. Juhao Best Choice stores will be owned and operated by Shanghai Juhao or third-party franchisee store owners which consolidate online and offline resources for store design and logistics services and provide guidance and trainings for store owners with a unified system for store management, design, service criteria, SKU management and product delivery. Shanghai Juhao will also provide the store owners with live-streaming marketing skill training and upgrade/expand certain existing LHH Stores to Juhao Best Choice stores. As of June 30, 2022, Shanghai Juhao has opened seven self-operated Juhao Best Choice community group buying stores in various cities in China as the experimental and demonstration stores for this development.

We are a Cayman Islands holding company without material operations and our business is conducted by a variable interest entity (“VIE”) in China and this structure involves unique risks to investors. We are not a Chinese operating company and our business in China is conducted through contractual arrangements with the VIE. However, the VIE agreements have not been truly tested in the courts in China. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities that we are offering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors— “If the Chinese government determines that the contractual arrangements with the VIE do not comply with applicable regulations, our business could be adversely affected.” and “Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operations, decrease the value of our securities and limit the legal protections available to you and us.” in the accompanying prospectus.

There are legal and operational risks associated with being based in and having our operations in China. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 15, 2022, Cybersecurity Review Measures published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration became effective, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Management Rules Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments). On April 2, 2022, the CSRC released the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), which provides that PRC issuers listing their securities on foreign stock exchanges need to file a notice to CSRC. In the event that the above proposed provisions and rules are enacted, the relevant filing procedures of the CSRC and other governmental authorities may be required in connection with this offering. As of the date of this prospectus supplement, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange as the Company has listed on Nasdaq before these laws take effect and the data processing activities by the VIE do not affect national security; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. As of the date of this prospectus supplement, we (1) are not required to obtain permissions from any PRC authorities to issue our securities being offered for sale to foreign investors, (2) are not subject to permission requirements from CSRC, CAC or any other authority that is required to approve of the VIE’s operations, and (3) have not received or were denied such permissions by any PRC authorities. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. See “Risk Factors—Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact our business operations, decrease the value of our securities and limit the legal protections available to you and us.” in the accompanying prospectus.

As of the date of this prospectus supplement, we do not have cash management policies and procedures in place that dictate how funds are transferred through our organization. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. As of the date of this prospectus supplement, no dividends or distributions have been made between the holding company, its subsidiaries, and consolidated VIE, or to investors including U.S. investors except that the VIE made a cash dividend of $1.6 million to its shareholders in July 2019 before we became a public company in March 2021. The holding company, its subsidiaries, and VIE do not have any plan to distribute dividend or settle amounts owed under the VIE Agreements in the foreseeable future. Neither any of our subsidiaries or the VIE has made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus supplement. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Hong Kong subsidiary and WFOE via capital contribution or shareholder loans, as the case may be.

Corporate Structure

The Company is not an operating company in China but a Cayman Islands holding company. We conduct our operations in China primarily through our VIE in PRC. Investors that invest in the securities being offered in this prospectus supplement are not purchasing equity interests in our operating entity in China, but instead are purchasing equity interests in a holding company incorporated in the Cayman Islands.

The Company’s organizational chart as of the date of this prospectus supplement is as follows :

Jowell Global Ltd.
聚好全球股份有限公司
Cayman Islands, August 16, 2019
100%
Jowell Technology Limited
香港聚好科技有限公司
Hong Kong, June 24, 2019
Offshore
Onshore
100%
Shanghai Jowell Technology Co., Ltd.
上海玖薇尔科技有限责任公司
PRC, October 15, 2019
WFOE
VIE (no equity ownership)
Zhiwei Xu (徐之伟)
95.0705%
Shunjun Xu(徐舜君)
1.9402%
Ruixia Yang(杨瑞霞)
2.9893%
Shanghai Juhao Information Technology Co., Ltd.
上海聚好信息技术有限公司
PRC, July 31, 2012
100%
100%
Juhao Best Choice Stores ①
聚好优选店
Wholly Owned Subsidiaries ②

① includes 7 wholly owned Juhao Best Choice Stores located in the cities of Suzhou, Changshu and Wuhu.

② includes 30 wholly owned subsidiaries engaging online promotion of our products and services located in the cities of Changshu, Nantong, Shanghai, Guangzhou, Hangzhou and Quanzhou.

Corporate Information

Our principal executive offices are located at 2nd Floor, No. 285 Jiangpu Road, Yangpu District, Shanghai, China 200082. Our telephone number at this address is +86-21-5521-01874. Our registered office in the Cayman Islands is located at P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. We maintain a website at www. 1juhao.com that contains information about our Company, though no information contained on our website is part of this prospectus.

Impact of COVID-19 Pandemic

Beginning in late 2019, there was an outbreak of COVID-19 (coronavirus) which spread quickly across many parts of China, the U.S. and worldwide. In March 2020, the World Health Organization declared the COVID-19 a pandemic. With an aim to contain the COVID-19 outbreak, the Chinese government imposed various measures across the country including, but not limited to, travel restrictions, mandatory quarantine requirements, and postponed resumption of business operations until after the 2020 Chinese New Year holiday. Starting from March 2020, businesses in China began to reopen and interruptions to businesses were gradually removed. However, due to the outbreak of Omicron variant in the first half of 2022 in China, many cities in China have imposed new restrictions, quarantine and testing requirements and office closures, including Shanghai, where our headquarters are located. Employees of our VIE in Shanghai office worked from home from March 30, 2022 to June 1, 2022.

During the first half of 2022, the outbreak of COVID-19 and related control measures in China have caused negative impact on our product shipping and delivery as well as marketing activities and expenses due to travel restrictions and quarantine requirements. In response to the challenges, we implemented additional sales promotion measures to attract consumers and reduce inventory during the period. Although, the outbreak has been generally under control in most parts of China now, it is hard to predict the impact of the COVID-19 pandemic on our business operations and financial results for remaining months of 2022, which is highly dependent on numerous factors beyond our control, such as the duration and spread of the pandemic, COVID-19 resurgence or new variant outbreak like Omicron, COVID-19 vaccine efficacy and distribution, and COVID-19 containment actions implemented by government authorities or other entities and the implementation of zero COVID policy in China, such as the restrictions and office closures in Shanghai and other cities in China, almost all of which are beyond our control.

Other Information

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus supplement, including our Annual Report on Form 20-F for the year ended December 31, 2021, and our first half 2022 unaudited financial results in Form 6-K. For instructions on how to find copies of these documents, please see the section titled “Incorporation of Certain Information by reference” beginning on page S-11 of this prospectus supplement.

THE OFFERING

Issuer	Jowell Global Ltd.

Shares offered by us	2,576,600 ordinary shares at a purchase price of $1.40 per share.

Ordinary shares outstanding immediately prior to this offering	31,488,215 shares.

Ordinary shares to be outstanding immediately after this offering	34,064,815 shares.

Use of proceeds	We intend to use the net proceeds from this offering primarily for growth capital and general working capital purposes. See “Use of Proceeds.”

Risk factors	Investing in our ordinary shares involves a high degree of risk, and the purchasers of our ordinary shares may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus.

NASDAQ Capital Market Symbol	Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “JWEL”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any other prospectus supplement, as well as other information we include or incorporate by reference into this prospectus supplement, the accompanying prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent annual report on Form 20-F which is on file with the SEC and is incorporated herein by reference, (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus supplement. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated herein by reference; by any other prospectus supplement; or by a post-effective amendment to the registration statement of which this prospectus supplement forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. For more information, see “Where You Can Find More Information,” “Incorporation of Certain Information By Reference” and “Note Concerning Forward-Looking Statements.”

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Subject to certain limited exceptions set forth in the offering documents, we have agreed to use the net proceeds from this offering for growth capital and general working capital purposes. Our management will have significant flexibility in applying the net proceeds of this offering for growth capital and general working capital purposes. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the subscription agreements, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our ordinary shares being offered is higher than the book value per share of our ordinary shares, you will suffer dilution in the net tangible book value of the ordinary shares you purchase in this offering. Based on the offering price of $1.40 per share, if you purchase the Shares offered in this offering, you will suffer immediate dilution per share in the net tangible book value of the ordinary shares.

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, preferred shares, warrants, units or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. If one or more of our shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including preferred shares or warrants or any combination of the securities pursuant to this prospectus will dilute the ownership interest of the shareholders of our ordinary shares and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

We do not know whether a market for the ordinary shares will be sustained or what the trading price of the ordinary shares will be and as a result it may be difficult for you to sell your ordinary shares.

Although our ordinary shares are traded on Nasdaq Stock Market, an active trading market for our ordinary shares may not be sustained. It may be difficult for you to sell your ordinary shares without depressing the market price for the ordinary shares. As a result of these and other factors, you may not be able to sell your ordinary shares. Further, an inactive market may also impair our ability to raise capital by selling ordinary shares, or may impair our ability to enter into strategic partnerships or acquire companies or services by using our ordinary shares as consideration.

Risks Related to Our Business

The Company’s business operations could be adversely affected by the continued outbreak of COVID-19.

Beginning in late 2019, there was an outbreak of COVID-19 (coronavirus) which spread quickly across many parts of China, the U.S. and worldwide. In March 2020, the World Health Organization declared the COVID-19 a pandemic. With an aim to contain the COVID-19 outbreak, the Chinese government imposed various measures across the country including, but not limited to, travel restrictions, mandatory quarantine requirements, and postponed resumption of business operations until after the 2020 Chinese New Year holiday. Starting from March 2020, businesses in China began to reopen and interruptions to businesses were gradually removed. However, due to the outbreak of Omicron variant in the first half of 2022 in China, many cities in China have imposed new restrictions, quarantine and testing requirements and office closures, including Shanghai, where our headquarters are located. Employees of our VIE in Shanghai office worked from home from March 30, 2022 to June 1, 2022.

During the first half of 2022, the outbreak of COVID-19 and related control measures in China have caused negative impact on our product shipping and delivery as well as marketing activities and expenses due to travel restrictions and quarantine requirements. In response to the challenges, we implemented additional sales promotion measures to attract consumers and reduce inventory during the period. Although, the outbreak has been generally under control in most parts of China now, it is hard to predict the impact of the COVID-19 pandemic on our business operations and financial results for remaining months of 2022, which is highly dependent on numerous factors beyond our control, such as the duration and spread of the pandemic, COVID-19 resurgence or new variant outbreak like Omicron, COVID-19 vaccine efficacy and distribution, and COVID-19 containment actions implemented by government authorities or other entities and the implementation of zero COVID policy in China, such as the restrictions and office closures in Shanghai and other cities in China, almost all of which are beyond our control.

The global and Chinese economy have also been materially negatively affected by the COVID-19 and there is continued severe uncertainty about the duration and intensity of its impacts. The China growth forecast is extremely uncertain, which would seriously affect customer spending on our online shopping mall. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, reducing our ability to access capital, which could negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially and negatively affect our business and the value of the Company’s securities.

NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement of Jowell Global Ltd. and the documents incorporated by reference herein include forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Other than statements of historical fact, all statements made in this prospectus supplement and in the documents incorporated by reference herein are forward-looking, including, but not limited to (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. The following important factors, among others, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:

● ●	our goals and strategies; our future business development, financial conditions and results of operations;

●	the expected growth of the online cosmetic products, health and nutritional products and other consumer products marketplace in China;

●	fluctuations in interest rates;

●	our expectations as to increase of consumers and users of our platform;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our relationships with suppliers and logistic companies;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	impact of COVID-19 on our business and financial conditions;

●	change of laws and regulations of VIE and its application to business; and

●	other economic, financial and regulatory factors beyond the Company’s control.

Any or all of our forward-looking statements in this prospectus supplement may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” incorporated by reference into this prospectus supplement.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

We undertake no obligation to update forward-looking statements to reflect subsequent events, changed circumstances or the occurrence of unanticipated events.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $3.56 million after deducting estimated offering expenses of approximately $50,000.

We intend to use the net proceeds from this offering primarily for growth capital and general working capital. We have not determined the amounts we plan to spend on any specific purpose or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

PLAN OF DISTRIBUTION

This prospectus supplement and the accompanying prospectus cover the offer and sale of an aggregate 2,576,600 ordinary shares at a purchase price of $1.40 per share by the Company directly to five product distributors and business partners of the Company in China. We negotiated the price for the securities offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenue.

We have not entered into any underwriting agreement, arrangement, or understanding for the sale of the ordinary shares being offered. This offering is intended to be made solely by the delivery of this prospectus supplement, accompanying prospectus and a securities purchase agreement to the purchasers. We will only sell the shares to purchasers who enter into the securities purchase agreement with us.

Subject to the terms and conditions of the securities purchase agreement, on the closing date, we will issue our ordinary shares to the purchasers, and we will receive gross proceeds in the amount of approximately $3.61 million. The ordinary shares are offered directly to the purchasers without a placement agent, underwriter, broker or dealer. We currently anticipate that the closing of the sale of such ordinary shares will take place on or about October 25, 2022, subject to satisfaction of customary closing conditions.

The transfer agent for our ordinary share is Vstock Transfer LLC and our ordinary shares are listed on the NASDAQ Capital Market under the symbol “JWEL.”

Price Stabilization, Short Positions

No person has been authorized by our Company to engage in any form of price stabilization in connection with this registered direct offering.

Principal Market

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “JWEL”

LEGAL MATTERS

We are being represented by FisherBroyles, LLP with respect to legal matters of United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP.  Legal matters as to PRC law will be passed upon for us by Jiangsu Yiyou Tianyuan Law Firm. FisherBroyles, LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law, and upon Jiangsu Yiyou Tianyuan Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 and for the two years ended December 31, 2021 and 2020, incorporated by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2021 have been audited by Friedman, LLP, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any future filings or information deemed to have been furnished and not filed in accordance with SEC rules:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on April 25, 2022;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on September 30, 2022, September 29, 2022, August 26, 2022, June 27, 2022, June 17, 2022, and May 25, 2022; and

(3)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-40145) filed with the Commission on March 2, 2021, including any amendment and report subsequently filed for the purpose of updating that description; and

 We also incorporate by reference all reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in this prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered may request copies of this prospectus supplement and the accompanying prospectus and any of the documents incorporated by reference in this prospectus supplement, without charge, by written or oral request directed to: Jowell Global Ltd. Attn: Company Secretary, 2nd Floor, No. 285 Jiangpu Road, Yangpu District, Shanghai, China 200082 and email: ir@1juhao.com.

We have filed a registration statement on Form F-3 with the SEC for the securities we are offering by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

The information relating to our company contained in this prospectus supplement is not comprehensive, and you should read it together with the information contained in the documents incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form F-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.1juhao.com, through which you can access our SEC filings. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus supplement or the accompanying prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

PROSPECTUS

Jowell Global Ltd.

$200,000,000

Ordinary Shares

Preferred Shares

Warrants

Rights and

Units

We may, from time to time in one or more offerings, offer and sell up to $200,000,000 in the aggregate of Ordinary Shares, Preferred Shares, warrants to purchase Ordinary Shares or Preferred Shares, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We are a Cayman Islands holding company without material operations and our business is conducted by a variable interest entity (“VIE”) in China and this structure involves unique risks to investors. We are not a Chinese operating company and that our business in China is conducted through contractual arrangements with the VIE. However, the VIE agreements have not been truly tested in the courts in China. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities that we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors— “If the Chinese government determines that the contractual arrangements with the VIE do not comply with applicable regulations, our business could be adversely affected.” and “Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operations, decrease the value of our securities and limit the legal protections available to you and us.”

There are legal and operational risks associated with being based in and having our operations in China. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 15, 2022, Cybersecurity Review Measures published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration became effective, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Management Rules Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments). On April 2, 2022, the CSRC released the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), which provides that PRC issuers listing their securities on foreign stock exchanges need to file a notice to CSRC. In the event that the above proposed provisions and rules are enacted, the relevant filing procedures of the CSRC and other governmental authorities may be required in connection with this offering. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange as the Company has listed on Nasdaq before these laws take effect and the data processing activities by the VIE do not affect national security; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. See “Risk Factors—Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact our business operations, decrease the value of our securities and limit the legal protections available to you and us.”

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“Accelerating HFCAA”), which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. The Company’s auditor is headquartered in the U.S. and it is not subject to the determinations announced by the Public Company Accounting Oversight Board (“PCAOB”) on December 16, 2021, and Holding Foreign Companies Accountable Act and related regulations currently do not affect the Company as the Company’s auditor is subject to PCAOB’s inspection on a regular basis. See “Risk Factors— The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations including Accelerating HFCAA are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. A potential consequence is that our ordinary shares may be delisted by the exchange. The delisting of our ordinary shares, or the threat of our ordinary shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.”

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our business through the operating VIE in China. The securities offered in this prospectus are securities of our Cayman Islands holding company, and we do not have any equity ownership of the VIE, instead we are the primary beneficiary and receive the economic benefits of the VIE’s business operations through certain contractual arrangements to consolidate financial results of the VIE in our financial statements because we have satisfied conditions for consolidation of the VIE under U.S. GAAP, pursuant to which Shanghai Juhao is considered a VIE under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity investments in Shanghai Juhao no longer have the characteristics of a controlling financial interest, and the Company, through Jowell Shanghai, is the primary beneficiary of Shanghai Juhao. A VIE is an entity that either has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE. Jowell Shanghai is deemed to have a controlling financial interest through a series of contractual arrangements and be the primary beneficiary of Shanghai Juhao because it has both of the following characteristics: (1) the power to direct activities at Shanghai Juhao that most significantly impact such entity’s economic performance and (2) the obligation to absorb losses of, and the right to receive benefits from, Shanghai Juhao that could potentially be significant to such entity. Pursuant to the contractual arrangements with Shanghai Juhao, Shanghai Juhao shall pay service fees equal to all of its net profit after tax payments to Jowell Shanghai. Such contractual arrangements are designed so that the Shanghai Juhao would operate for the benefit of Jowell Shanghai and ultimately, the Company. VIE structure is used to provide investors with exposure to foreign investment in China-based companies where the business of the operating companies in China might be prohibited or restricted for foreign investment now or in the future. The business operations of the VIE include value-added telecommunication services and foreign ownership of value-added telecommunications services is subject to restrictions under current PRC laws and regulations, which prohibit foreign investment to own more than 50% equity interest of the value-added telecommunication companies and will prevent the holding company consolidating the financial results of such entities under equity ownership structure. Investors of our ordinary shares will not own any equity interests in the VIE and may never hold equity interests in our Chinese operating companies, but instead own shares of a Cayman Islands holding company. We treat the VIE as our consolidated affiliated entities for accounting purposes under U.S. GAAP and not the entities in which we own equity interest.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange or SAFE by complying with certain procedural requirements. Therefore, our WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by the shareholders of the Company who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. For our Hong Kong subsidiary and the holding company (“Non-PRC Entities”), there is no restrictions on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to US investors. Also, there is no regulatory restrictions and limitations on the abilities of Non-PRC Entities to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed. However, to the extent cash/assets in the business is in PRC/Hong Kong or our PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash/assets. See “Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE.” on page 10, "Summary of risks related to our corporate structure and having the majority of our operations in China” on page 15 and “Risk Factors—Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact our business operations, decrease the value of our securities and limit the legal protections available to you and us.” on page 20. We are a holding company, and we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China,” “— PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offerings and financings in the U.S. to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.,” and “— We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.” in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference.

As of the date of this prospectus, we do not have cash management policies and procedures in place that dictate how funds are transferred through our organization. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. See “Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE.” on page 10

As of the date of this prospectus, no dividends or distributions have been made between the holding company, its subsidiaries, and consolidated VIE, or to investors including U.S. investors except that the VIE Shanghai Juhao made a cash dividend of $1.6 million to its shareholders in July 2019 before we became a public company in March 2021. The holding company, its subsidiaries, and VIE do not have any plan to distribute dividend or settle amounts owed under the VIE Agreements in the foreseeable future. The cash transfer among the holding company, its subsidiaries and VIE is typically transferred through payment for investment, intercompany services or intercompany borrowing between holding company, subsidiaries and VIE. Cash transfers have been made to date between the holding company, its subsidiaries, and consolidated VIE, include the following: (1) the holding company made investment payment of US$24,330,000 to Jowell HK during the fiscal years ended December 31, 2021; (2) Jowell HK made investment payment of US$20,629,000 to Jowell Shanghai during the fiscal years ended December 31, 2021; (3) Jowell HK loaned US$606,000 to VIE during the fiscal year ended December 31, 2021; (4) VIE paid US$12,462,715 to Jowell Shanghai for purchase of products during the fiscal years ended December 31, 2021; and (5) the holding company loaned US$4,221,549 to VIE to pay for expenses during the fiscal years ended December 31, 2021. See “Condensed and Consolidated Financial Statements” on page 4, “Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE.” on page 10 and “Risk Factor - Our contractual arrangements with the VIE may not be as effective in providing operational control as direct ownership” on page 20.

The Company, JWEL, the Registrant, the holding company, we, us, our company, and our are referred to Jowell Global Ltd. (“Jowell Global”), a holding company incorporated under the laws of the Cayman Islands. We currently conduct our business through the VIE Shanghai Juhao Information Technology Co., Ltd. (“Shanghai Juhao”) in China. Shanghai Juhao and its shareholders entered into a series of contractual arrangements with Shanghai Jowell Information Technology Co., Ltd. (“WFOE” or “Jowell Shanghai”), a company incorporated in China and a wholly owned subsidiary of Jowell Technology Limited (“Jowell HK”), which is a holding company incorporated in Hong Kong and a wholly owned subsidiary of Jowell Global.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries in Hong Kong and China for our cash and financing requirements. If any of our Hong Kong and Chinese subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, neither any of our subsidiaries or the VIE has made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Hong Kong subsidiary and WFOE via capital contribution or shareholder loans, as the case may be.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “JWEL.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 19 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, Preferred Shares, warrants to purchase Ordinary Shares or Preferred Shares, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of such document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “Jowell Global”, “JWEL,” “the holding company,” “we,” “us,” “our,” “the Company,” “our company,” “the “Registrant” or similar words refer to Jowell Global Ltd. together with our subsidiaries and the VIE.

“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only.

ii

PROSPECTUS SUMMARY

Overview

We were incorporated under the laws of the Cayman Islands as an offshore holding company and we own 100% of the equity interest in Jowell Technology Limited (“Jowell HK”), which was incorporated under the laws of Hong Kong.

Through Jowell HK, we own 100% of the equity interest in Shanghai Jowell Information Technology Co., Ltd. (“WFOE” or “Jowell Shanghai”). The WFOE entered into a series of agreements with Shanghai Juhao Information Technology Co., Ltd. (“Shanghai Juhao” or “VIE”) and Shanghai Juhao’s shareholders, through which we are the primary beneficiary of Shanghai Juhao and derive all of the economic interest and benefits from Shanghai Juhao. We treat Shanghai Juhao as our consolidated affiliated entities for accounting purposes under U.S. GAAP and not the entities in which we own equity interest.

We, through the VIE Shanghai Juhao, focuses on providing consumers with convenient and high-quality online retail experience through our retail platforms, www.1juhao.com, and mobile app, as well as authorized retail stores. Shanghai Juhao also offers programs that enable third-party sellers to distribute their products through our platforms. In an effort to differentiate our services, Shanghai Juhao focuses on and specialize in the online retail of cosmetic products, health and nutritional supplements and household products.

In 2012, Shanghai Juhao started its operation, which was among the first membership-based e-commerce platforms for online-to-offline sales of cosmetics, health and nutritional supplements and household products in China. Today, Shanghai Juhao offer an online platform Juhao Mall which holds an EDI (Electronic Data Interchange) certification approved by the Shanghai Communication Administration pursuant to the requirement of Ministry of Industry and Information Technology of China, selling our own brand products manufactured by third parties as well as international and domestic branded products.

Since August 2017, Shanghai Juhao has been also selling its products in authorized retail stores all across China. Operating under the brand name “Love Home Store” or “LHH Store”, the authorized retailers may operate as independent stores or store-in-shop (an integrated store), selling our products that they purchased through Shanghai Juhao’s online platform under their special retailer accounts with us which provide them with major discounts. As of December 31, 2021, Shanghai Juhao authorized 26,043 Love Home stores in 31 provinces of China, providing offline retail and wholesale of our products.

On April 28, 2021, the Company announced Shanghai Juhao has officially launched its “Juhao Best Choice” community group-buying store initiative to continue growing its offline retail market presence. The community group-buying offline stores sell fresh produce, foods and daily household consumer products in addition to the cosmetics and health and nutritional supplements currently sold in the Company’s franchised LHH Stores. The community group-buying stores aim to provide a more convenient shopping experience and high-quality produce and foods for consumers from local communities, towns and villages across China. Juhao Best Choice stores will be owned and operated by Shanghai Juhao or third-party franchisee store owners which consolidate online and offline resources for store design and logistics services and provide guidance and trainings for store owners with a unified system for store management, design, service criteria, SKU management and product delivery. Shanghai Juhao also provides the store owners with live-streaming marketing skill training and upgrade and expand certain existing LHH Stores to Juhao Best Choice stores. As of December 31, 2021, Shanghai Juhao has opened seven self-operated Juhao Best Choice community group buying stores in various cities in China as the experimental and demonstration stores for this development.

We are a holding company incorporated in the Cayman Islands. Our securities offered in this prospectus are securities of our Cayman Islands holding company. As a holding company with no material operations of our own, we conduct our business through the VIE in China. VIE structure is used to provide investors with exposure to foreign investment in China-based companies where the business of the operating companies in China might be prohibited or restricted for foreign investment now or in the future. The business operations of Shanghai Juhao include value-added telecommunication services and foreign ownership of value-added telecommunications services is subject to restrictions under current PRC laws and regulations which prohibit foreign investment to own more than 50% equity interest of the value-added telecommunication companies and will prevent the holding company consolidating the financial results of such entities under equity ownership structure. Investors of our ordinary shares will not own any equity interests in the VIE and may never hold equity interests in our Chinese operating company, but instead own shares of a Cayman Islands holding company. Neither we nor our subsidiaries own any shares in the VIE, Shanghai Juhao. Instead, we are the primary beneficiary and receive the economic benefits of the business operations of Shanghai Juhao through a series of contractual arrangements (the “VIE Agreements”). We evaluated the guidance in FASB ASC 810 and determined that Shanghai Juhao is a VIE. A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. Our WFOE has the power to direct activities at Shanghai Juhao that most significantly impact Shanghai Juhao’s economic performance, and has the right to receive benefits from Shanghai Juhao. As such, the WFOE is the primary beneficiary of the VIE, for accounting purposes, based upon such contractual arrangements. Accordingly, under U.S. GAAP, the financial results of the VIE are consolidated in our financial statements. In addition, these VIE agreements have not been truly tested in the courts in China. Investors of our securities of will not own any equity interests in the VIE, but instead own shares of a Cayman holding company. Chinese regulatory authorities could disallow the VIE structure, which would likely result in a material change in our operations and/or value of our securities, including that it could cause the value of our securities to significantly decline or become worthless.

The VIE structure is subject to various risks. For example, the contractual arrangements may not be as effective as direct ownership in providing us with exerting the right over Shanghai Juhao. We expect to rely on the performance by the VIE shareholders of their respective obligations under the contracts to consolidate financial results of the VIE in our financial statements under U.S. GAAP. The VIE shareholders may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks will exist throughout the period in which we operate our business in China through the contractual arrangements. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation or other legal proceedings which could be a lengthy process and very costly.

Shanghai Juhao is incorporated and operating in mainland China and it has received all required permissions from Chinese authorities to operate its current business in China, including Business License, EDI (Electronic Data Interchange) Certificate, Retail License for Alcoholic Products, Food Business License and International Trade Business Filing Form. Other than these permits, based on the advice of our PRC counsel Jiangsu Yiyou Tianyuan Law Firm, we, our subsidiaries or VIE are not required to obtain permit and approval from Chinese authorities to operate our business and to offer the securities being registered to foreign investors. We, our subsidiaries, or VIE are not covered by permissions requirements from the China Securities Regulatory Commission (CSRC), Cyberspace Administration of China (CAC) or any other governmental agency that is required to approve the VIE’s business and operations. As the VIE operates an e-commerce platforms for online-to-offline sales of cosmetics, health and nutritional supplements and household products in China and our products and services do not pose national security risks, based on the advice of our PRC counsel Jiangsu Yiyou Tianyuan Law Firm, we are not subject to the report requirement under Cybersecurity Review Measures published by Cyberspace Administration of China, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration on December 28, 2021, which became effective on February 15, 2022. As of the date of this prospectus, we (1) are not required to obtain permissions from any PRC authorities to issue our securities being registered for sale to foreign investors, (2) are not subject to permission requirements from China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (“CAC”) or any other authority that is required to approve of the VIE’s operations, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Management Rules Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments). On April 2, 2022, the CSRC released the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), which provides that PRC issuers listing their securities on foreign stock exchanges need to file a notice to CSRC. In the event that the above proposed provisions and rules are enacted, the relevant filing procedures of the CSRC and other governmental authorities may be required in connection with this offering. Given the current PRC regulatory environment, it is uncertain when and whether we, WFOE or VIE, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and when such permission is obtained, whether it will be denied or rescinded. If we, our subsidiaries, or the VIE do not receive or maintain such permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless.

There are legal and operational risks associated with being based in and having all our operations in China. These risks could result in a material change in our operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice and the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China- based issuers, could result in a material change in our operations and/or the value of our securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors— “The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and, and cause the value of our securities to significantly decline or be worthless.” and “Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operations, decrease the value of our securities and limit the legal protections available to you and us.” Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 15, 2022, Cybersecurity Review Measures published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration became effective, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or trade on Nasdaq Stock Market; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook. See “Risk Factors – Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact our business operations, decrease the value of our securities and limit the legal protections available to you and us.”

We are incorporated in the Cayman Islands and conduct our operations primarily in China. All of our assets are located outside of the United States. In addition, Mr. Zhiwei Xu, the Chairman, Chief Executive Officer and a major shareholder of the Company, Ms. Dan Zhao, a board member and vice president of the Company, Mr. Haitao Wang, an independent director of the Company and other officers of the Company reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may not permit you to enforce a judgment against our assets or the assets of our directors and officers.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“Accelerating HFCAA”), which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. Our independent registered public accounting firm that issues the audit report included in our annual report which is incorporated by reference in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in New York City, and has been inspected by the PCAOB on a regular basis with the last inspection in June 2018 and is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. If it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, the lack of inspection could cause the trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act, and as a result Nasdaq may delist our securities. If our securities are unable to be listed on another securities exchange, such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares. Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list and trade our ordinary shares on Nasdaq, which could materially impair the market price for our securities.

Set forth below are condensed consolidating statements that disaggregate the financial position and operations, including income (loss) and cash flows as of and for the years ended December 31, 2021 and 2020, showing financial information for the Company (excluding the VIEs), the VIEs, eliminating entries and consolidated information.

FOR THE YEAR ENDED DEEMBER 31, 2021

	JWEL	HK subsidiary	Elimination		Total outside PRC	WFOE	VIE	Elimination		Total inside PRC	Elimination		Consolidation
Cash	$9,838	$2,935	$-		$12,773	$19,559	$18,217,405	$-		$18,236,964	$-		$18,249,737
Restricted cash	$-	$2,999,990	$-		$2,999,990	$-	$-	$-		$-	$-		$2,999,990
Other receivable - intercompany	$-	$-	$-		$-	$-	$236,442	$-		$236,442	$(236,442	)(d2)	$-
Other receivable - VIE	$4,221,549	$606,000	$-		$4,827,549	$30,319,344	$-	$(30,319,344	)(b)(d1)	$-	$(4,827,549	)(d3)	$-
Total current assets	$4,335,177	$3,608,925	$-		$7,944,102	$31,616,514	$42,129,500	$(30,319,344)		$43,426,670	$(5,063,991)		$46,306,781
Investment in subsidiaries and VIE	$35,584,716	$16,269,799	$(19,878,724	)(a)	$31,975,791	$-	$-	$-		$-	$(31,975,791	)(c)	$0
Total Assets	$39,919,893	$19,878,724	$(19,878,724)		$39,919,893	$31,616,514	$54,550,637	$(30,319,344)		$55,847,807	$(37,039,782)		$58,727,918
Other payable - intercompany	$-	$-	$-		$-	$-	$35,166,443	$(29,979,619	)(d1)	$5,186,824	$(5,186,824	)(c)(d3)	$-
Other payable - VIE	$236,442	$-	$-		$236,442	$-	$-	$-		$-	$(236,442	)(d2)	$-
Total current liabilities	$236,442	$-	$-		$236,442	$(2)	$50,217,271	$(29,979,619)		$20,237,650	$(5,423,266)		$15,050,826
Total liabilities	$236,442	$-	$-		$236,442	$(2)	$54,210,912	$(29,979,619)		$24,231,291	$(5,423,266)		$19,044,467
Total Stockholders’ Equity	$39,683,451	$19,878,724	$(19,878,724	)(a)	$39,683,451	$31,616,516	$339,725	$(339,725	)(b)	$31,616,516	$(31,616,516	)(c)	$39,683,451
Total Liabilities and Stockholders’ Equity	$39,919,893	$19,878,724	$(19,878,724)		$39,919,893	$31,616,514	$54,550,637	$(30,319,344)		$55,847,807	$(37,039,782)		$58,727,918

(a)	to eliminate holding company’s investments in subsidiary outside PRC.
(b)	to eliminate receivables as a result of contractual agreements between WFOE and VIE.
(c)	to eliminate holding company’s investment in WFOE.

(d)	to eliminate intercompany balances:

	Due from	Due to	Amount
(1)	WFOE	VIE	$29,979,619	intercompany balances as a result of intercompany revenue
(2)	VIE	JWEL	$236,442	Intercompany balance
(3)	JWEL and HK Subsidiary	VIE	$4,827,549	Intercompany balance

FOR THE YEAR ENDED DECEMBER 31, 2021

	JWEL	HK subsidiary	Elimination		Total outside PRC	WFOE	VIE	Elimination		Total inside PRC	Elimination		Consolidated

Total Net Revenues	$-	$-	$-		$-	$30,992,095	$170,911,999	$(30,992,095	)(d)	$170,911,999	$-		$170,911,999
Operating Expenses:	(1,937,800)	(92,197)	-		(2,029,997)	(32,502,592)	(174,364,008)	30,992,095	(d)	(175,874,505)	-		(177,904,502)
Income From Operations	(1,937,800)	(92,197)	-		(2,029,997)	(1,510,497)	(3,452,009)	-		(4,962,506)	-		(6,992,503)
Other Income, net	-	122	-		122	1,711	411,078	-		412,789	-		412,911
Benefit (Provision) for Income Taxes	-	-	-		-	-	190,516	-		190,516	-		190,516
Loss from VIE	-	-	-		-	(2,850,415)	-	2,850,415	(b)	-	-		-
Loss from subsidiaries	(4,451,276)	(4,359,201)	4,359,201	(a)	(4,451,276)	-	-	-		-	4,451,276	(c)	-
Net loss	$(6,389,076)	$(4,451,276)	$4,359,201		$(6,481,151)	$(4,359,201)	$(2,850,415)	$2,850,415		$(4,359,201)	$4,451,276		$(6,389,076)

(a)	to eliminate net loss by HK subsidiary.

(b)	to eliminate net loss by WFOE.

(c)	to eliminate net loss by JWEL.

(d)	to eliminate revenue and expenses for services provided by the WFOE to VIE.

FOR THE YEAR ENDED DECEMBER 31, 2021

	JWEL	HK subsidiary	Elimination		Total outside PRC	WFOE	VIE	Elimination		Total inside PRC	Elimination		Consolidated

Net cash used in operating activities	$(778,390)	$(92,075)	$-		$(870,465)	$(2,768,576)	$(14,394,918)	$-		$(17,163,494)	$-		$(18,033,959)
Net cash used in investing activities	(28,323,808)	(21,235,000)	24,330,000	(a)	(25,228,808)	(17,860,944)	(1,987,258)	17,810,602	(b)	(2,037,600)	20,629,000	(c)	(6,637,408)
Net cash provided by financing activities	24,509,792	24,330,000	(24,330,000	)(a)	24,509,792	20,629,000	20,555,262	(17,852,916	)(b)	23,331,346	(20,629,000	)(c)	27,212,138
Effect of exchange rate changes on cash	-	-	-		-	20,079	402,507	42,314	(b)	464,900	-		464,900
Net increase (decrease) in cash	(4,592,405)	3,002,925	-		(1,589,480)	19,559	4,575,593	-		4,595,152	-		3,005,672
Cash, beginning of year	4,602,243	-	-		4,602,243	-	13,641,812	-		13,641,812	-		18,244,055
Cash, end of year	$9,838	$3,002,925	$-		$3,012,763	$19,559	$18,217,405	$-		$18,236,964	$-		$21,249,727

(a)	to eliminated JWEL investment in HK subsidiary
(b)	to eliminated intercompany borrowing between WFOE and VIE
(c)	to eliminated HK subsidiary investment in WFOE

FOR THE YEAR ENDED DEEMBER 31, 2020

	JWEL	HK subsidiary	Elimination		Total outside PRC	WFOE	VIE	Elimination		Total inside PRC	Elimination		Consolidation
Cash	$4,602,243	$-	$-		$4,602,243	$-	$13,641,812	$-		$13,641,812	$-		$18,244,055
Other receivable - VIE	$-	$-	$-		$-	$15,034,773	$-	$(15,034,773	)(b)	$-	$-		$-
Total current assets	$4,894,243	$-	$-		$4,894,243	$15,034,773	$25,120,401	$(15,034,773)		$25,120,401	$-		$30,014,644
Investment in subsidiaries and VIE	$15,034,773	$15,034,773	$(15,034,773	)(a)	$15,034,773	$-	$-	-		$-	$(15,034,773	)(c)	$-
Total Assets	$19,929,016	$15,034,773	$(15,034,773)		$19,929,016	$15,034,773	$28,970,611	$(15,034,773)		$28,970,611	$(15,034,773)		$33,864,854
Total current liabilities	$1,184,272	$-	$-		$1,184,272	$-	$10,968,645	$-		$10,968,645	$-		$12,152,917
Total liabilities	$1,184,272	$-	$-		$1,184,272	$-	$13,935,838	$-		$13,935,838	$-		$15,120,110
Total Stockholders’ Equity	$18,744,744	$15,034,773	$(15,034,773	)(a)	$18,744,744	$15,034,773	$15,034,773	$(15,034,773	)(b)	$15,034,773	$(15,034,773	)(c)	$18,744,744
Total Liabilities and Stockholders’ Equity	$19,929,016	$15,034,773	$(15,034,773)		$19,929,016	$15,034,773	$28,970,611	$(15,034,773)		$28,970,611	$(15,034,773)		$33,864,854

(a)	to eliminate holding company’s investment in subsidiaries outside PRC.

(b)	to eliminate receivables as a result of contractual agreements between WFOE and VIE.

(c)	to eliminate holding company’s investment in WFOE.

FOR THE YEAR ENDED DECEMBER 31, 2020

	JWEL	HK subsidiary	Elimination		Total outside PRC	WFOE	VIE	Elimination		Total inside PRC	Elimination		Consolidated

Total Net Revenues	$-	$-	$-		$-	$-	$96,879,173	$-		$96,879,173	$-		$96,879,173
Operating Expenses:	(990,029)	-	-		(990,029)	-	(90,776,328)	-		(90,776,328)	-		(91,766,357)
Income From Operations	(990,029)	-	-		(990,029)	-	6,102,845	-		6,102,845	-		5,112,816
Other Income, net	-	-	-		-	-	6,106	-		6,106	-		6,106
Provision for Income Taxes	-	-	-		-	-	(1,532,230)	-		(1,532,230)	-		(1,532,230)
Income from VIE	-	-	-		-	4,576,721	-	(4,576,721	)(b)	-	-		-
Income from subsidiaries	4,576,721	4,576,721	(4,576,721	)(a)	4,576,721	-	-	-		-	(4,576,721	)(c)	-
Net Income	$3,586,692	$4,576,721	$(4,576,721)		$3,586,692	$4,576,721	$4,576,721	$(4,576,721)		$4,576,721	$(4,576,721)		$3,586,692

(a)	to eliminate outside PRC subsidiaries income from the holding company.
(b)	to eliminate VIE income by WFOE.
(c)	to eliminate WFOE investment income by the holding company.

FOR THE YEAR ENDED DECEMBER 31, 2020

	JWEL	HK subsidiary	Elimination	Total outside PRC	WFOE	VIE	Elimination	Total inside PRC	Elimination	Consolidated
Net cash provided by (used in) operating activities	$(990,029)	$-	$-	$(990,029)	$-	$7,329,182	$-	$7,329,182	$-	$6,339,153
Net cash used in investing activities	-	-	-	-	-	(116,746)	-	(116,746)	-	(116,746)
Net cash provided by financing activities	5,592,272	-	-	5,592,272	-	5,752,534	-	5,752,534	-	11,344,806
Effect of exchange rate changes on cash	-	-	-	-	-	665,331	-	665,331	-	665,331
Net increase (decrease) in cash	4,602,243	-	-	4,602,243	-	13,630,301	-	13,630,301	-	18,232,544
Cash, beginning of year	-	-	-	-	-	11,511	-	11,511	-	11,511
Cash, end of year	$4,602,243	$-	$-	$4,602,243	$-	$13,641,812	$-	$13,641,812	$-	$18,244,055

Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE.

We, through the VIE, operates an e-commerce platform for cosmetics, health and nutritional supplements and household products in China. The VIE also sells our products through authorized retail stores all across China. Operating under the brand name of “Love Home Store” or “LHH Store”, the authorized retailers may operate as independent stores or store-in-shop (an integrated store), selling products that they purchased through our online platform LHH Mall under their retailers accounts which provide them with major discounts. The VIE also sells products through its “Juhao Best Choice” community group-buying stores in China.

The VIE receives its revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, the Company may rely on certain dividend payments from our WFOE in China. If our WFOE receives payments from VIE, pursuant to the VIE Agreements, WFOE may make distribution of such payments to Jowell HK as dividends, however, WFOE currently has not received any payments from the VIE pursuant to the VIE Agreements which are discussed in more details on page 13.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange or SAFE by complying with certain procedural requirements. Therefore, our WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by the shareholders of the Company who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. For our Hong Kong subsidiary and the holding company (“Non-PRC Entities”), there is no restrictions on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to US investors. Also, there is no regulatory restrictions and limitations on the abilities of Non-PRC Entities to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed. However, to the extent cash/assets in the business is in PRC/Hong Kong or our PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash/assets. See “Risk Factors—Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact our business operations, decrease the value of our securities and limit the legal protections available to you and us.”

We are a holding company, and we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our WFOE and VIE in China are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiary. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China,” “— PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offerings and financings in the U.S. to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.,” and “— We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.” in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference.

As of the date of this prospectus, we do not have cash management policies and procedures in place that dictate how funds are transferred through our organization. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations discussed in this section.

As of the date of this prospectus, neither WFOE or any of our subsidiary in Hong Kong has not made any dividends or distributions to the Company, the Company has not made any dividends or distribution to its investors. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

As of the date of this prospectus, no dividends or distributions have been made between the holding company, its subsidiaries, and consolidated VIE, or to investors including the U.S. investors, except the VIE Shanghai Juhao made a cash dividend of $1.6 million to its shareholders in July 2019 before we became a public company in March 2021.

The holding company, its subsidiaries, and VIE do not have any plan to distribute dividend or settle amounts owed under the VIE Agreements in the foreseeable future. The cash transfer among the holding company, its subsidiaries and VIE is typically transferred through payment for investments, intercompany services or intercompany borrowing between holding company, subsidiaries and VIE. There are no tax consequences for the intercompany borrowings and the payment for intercompany services, except for the standard value added taxes and/or income taxes for the revenues and/or profits generated from such services.

During the fiscal years ended December 31, 2021 and 2020, cash transfers between our Company, our subsidiaries, and the VIE were as follows:

For the Fiscal Year Ended December 31, 2021
No.	Transfer From	Transfer To	Approximate Value (US$)	Type
1	Jowell Global	Jowell HK	$24,330,000	Cash investment
2	Jowell HK	Jowell Shanghai (WFOE)	$20,629,000	Cash investment
3	Jowell HK	VIE	$606,000	Cash (Intercompany borrowing)
4	VIE	Jowell Shanghai (WFOE)	$12,462,715	Cash (Intercompany purchase)
5	Jowell Global	VIE	$4,221,549	Cash (Intercompany borrowing to pay for expenses)

For the Fiscal Year Ended December 31, 2020
No.	Transfer From	Transfer To	Approximate Value (US$)	Type
None

Impact of COVID-19

Beginning in late 2019, there was an outbreak of COVID-19 (coronavirus) which has spread quickly to many parts in China, the U.S. and globally. In March 2020, the World Health Organization declared the COVID-19 a pandemic. With an aim to contain the COVID-19 outbreak, the Chinese government has imposed various strictive measures across the country including, but not limited to, travel restrictions, mandatory quarantine requirements, and postponed resumption of business operations until after the Chinese New Year holiday in 2020. Starting from March 2020, businesses in China began to reopen, and the interruptions to businesses were gradually removed. However, due to the outbreak of Omicron variant in China, certain cities in China have imposed new restrictions and quarantine requirements with office closures, including Shanghai city where our headquarters are located and the employees of the VIE in Shanghai office worked from home from March 30, 2022 to June 1, 2022.

As an online retailer and retail platform and because the COVID-19 was generally under control in China during 2021, our operations in 2021 were not significantly negatively impacted by the pandemic. However, it is not possible to determine the impact of the COVID-19 pandemic on our business operations and financial results for 2022, which is highly dependent on numerous factors, including the duration and spread of the pandemic and any resurgence of COVID-19 and new variants such as Omicron variant, efficacy and distribution of COVID-19 vaccines, and the actions taken by government authorities and other entities in China and elsewhere to contain COVID-19 such as the recent restrictions and office closures in Shanghai, almost all of which are beyond our control.

Our Organizational Structure

The Company’s organizational chart as of the date of this prospectus is as follows:

*	Mr. Zhiwei Xu also owns 120,000 ordinary shares of the Company under his own name.

Variable Interest Entity Arrangements

In establishing our business, we have used a variable interest entity, or VIE, structure. In the PRC, investment activities by foreign investors are principally governed by Special Administrative Measures (Negative List) for Foreign Investment Access, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. Our Company and the WFOE are considered as foreign investors or foreign invested enterprises under PRC law. These contractual arrangements with the variable interest entity and its shareholders enable us to consolidate its financial results as the VIE for accounting purposes under U.S. GAAP.

The business we conduct through the VIE is within the category for which foreign investment is currently restricted under the Negative List or other PRC Laws. In addition, we intend to centralize our management and operation in the PRC without being restricted to conducting certain business activities which are important for our current or future business but are restricted or might be restricted in the future. As such, we believe the agreements between the WFOE and the VIE are necessary and essential to our business operations. These contractual arrangements with the VIE and its shareholders enable us consolidate its financial results under U.S. GAAP.

WFOE assumed management of the business activities of the VIE through a series of agreements which are referred to as the VIE Agreements. The VIE Agreements are comprised of a series of agreements, including an Exclusive Business Cooperation and Management Agreement, an Equity Interest Pledge Agreement, an Exclusive Option Agreement, Powers of Attorney and Spousal Consent Letters. Through the VIE Agreements, WFOE has the right to advise, consult, manage and operate the VIE for an annual consulting service fee in an amount equal to all of the VIE’s net income. The shareholders of the VIE have pledged all of their right, title and equity interests in the VIE as security for WFOE to collect consulting services fees provided to the VIE through the Equity Interest Pledge Agreement. In order to further reinforce WFOE’s rights to operate the variable interest entity to consolidate financial results of the VIE in our financial statements under U.S. GAAP, the VIE’s shareholders have granted WFOE an exclusive right and option to acquire all of their equity interests in the VIE through the Exclusive Option Agreement.

On October 31, 2019 and November 1, 2019, Jowell Shanghai entered into a series of contractual arrangements with Shanghai Juhao and the shareholders of Shanghai Juhao, as amended on October 10, 2020. These agreements include: 1) an Exclusive Business Cooperation and Management Agreement; 2) an Equity Interest Pledge Agreement; 3) an Exclusive Option Agreements; 4) Powers of Attorney, and 5) Spousal Consent Letters, which are described as follows:

Exclusive Business Cooperation and Service Agreement

Pursuant to the Exclusive Business Cooperation and Service Agreement between Shanghai Juhao and Jowell Shanghai, Jowell Shanghai provides Shanghai Juhao with complete business support, operational management and technical and consulting services, on an exclusive basis, and Shanghai Juhao is obligated to pay an annual service fee to Jowell Shanghai equal to the annual net income of Shanghai Juhao. Jowell Shanghai shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others.  The term of the agreement shall be continuously effective unless mutually terminated by all parties in writing.

Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement by and among Jowell Shanghai, Shanghai Juhao and shareholders of Shanghai Juhao, shareholders of Shanghai Juhao pledged all of the equity interest that they now and in the future hold in Shanghai Juhao to Jowell Shanghai to guarantee the performance of Shanghai Juhao’s obligations and payment of service fees under the Exclusive Business Cooperation and Service Agreement (“Service Agreement”). Prior to the full payment of the service fees in the Service Agreement, without the Jowell Shanghai's written consent, pledgors shall not assign the pledge or their equity interest in Shanghai Juhao. Upon the full payment of the service fees under the Service Agreement and upon termination of Shanghai Juhao's obligations under the Service Agreement, the pledge agreement shall be terminated, and Jowell Shanghai shall then cancel or terminate the agreement as soon as reasonably practicable.

Exclusive Option to Purchase Agreement

Under the Exclusive Option to Purchase Agreement, shareholders of Shanghai Juhao and Shanghai Juhao irrevocably granted Jowell Shanghai (or its designee) an exclusive option right to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, all or part of the equity of Shanghai Juaho held by the shareholders of Shanghai Juaho. Unless an appraisal is required by the laws of China applicable to the equity interest purchase option when exercised by Jowell Shanghai, the purchase price shall equal to the actual capital contributions paid in the registered capital by such shareholder for its equity interest in Shanghai Juhao or the lowest price allowed by Chinses laws and regulations. This agreement remains effective for a term of 10 years, and may be renewed for an additional 10 years at Jowell Shanghai's election.

Power of Attorney

Under the Power of Attorney, each of the shareholders of Shanghai Juhao authorized Jowell Shanghai act on his/her behalf as his/her exclusive agent and attorney with respect to all rights as such shareholder, including but not limited to: (a) attending shareholders’ meetings of Shanghai Juhao; (b) exercising all the shareholders’ rights and the voting rights that such shareholder is entitled to under PRC laws and the articles of association of Shanghai Juhao, including, but not limited to, the sale or transfer or pledge or disposition of shares of such shareholder in part or in whole; and (c) designating and appointing on behalf of such shareholder the legal representative, the director, the supervisor, the chief executive officer and other senior management members of Shanghai Juhao.

Spousal Consent Letters

The spouse of each shareholder of Shanghai Juhao has signed a spousal consent letter agreeing that the equity interests in Shanghai Juhao held by and registered under the name of such shareholder will be disposed pursuant to the agreements with the Jowell Shanghai (“Agreements”). The spouse of such shareholder confirms that he/she does not have any rights and interests in the equity of the Shanghai Juhao and promises not to make any claim on the equity of the Shanghai Juhao. The spouse of such shareholder also agrees if he/she obtains any equity interest in Shanghai Juhao for any reason, he/she shall be bound by (as amended from time to time) the Agreements and comply with the obligations of the shareholders of Shanghai Juhao under the Agreements.

Pursuant to these agreements, Jowell Shanghai has satisfied conditions for consolidation of the VIE under U.S. GAAP and become the primary beneficiary of the VIE for accounting purpose. Therefore, Shanghai Juhao is considered a VIE under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity investments in Shanghai Juhao no longer have the characteristics of a controlling financial interest, and the Company, through Jowell Shanghai, is the primary beneficiary of Shanghai Juhao. A VIE is an entity that either has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE. Jowell Shanghai is deemed to have a controlling financial interest through a series of contractual arrangements and be the primary beneficiary of Shanghai Juhao because it has both of the following characteristics: (1) the power to direct activities at Shanghai Juhao that most significantly impact such entity’s economic performance and (2) the obligation to absorb losses of, and the right to receive benefits from, Shanghai Juhao that could potentially be significant to such entity. Pursuant to the contractual arrangements with Shanghai Juhao, Shanghai Juhao shall pay service fees equal to all of its net profit after tax payments to Jowell Shanghai. Such contractual arrangements are designed so that the Shanghai Juhao would operate for the benefit of Jowell Shanghai and ultimately, the Company.

Although the VIE Contractual Arrangements have been widely adopted by PRC companies seeking for listing aboard, such arrangements have not been truly tested in any of the PRC courts. The VIE structure is subject to various risks. For example, the contractual arrangements may not be as effective as direct ownership in exerting our rights over Shanghai Juhao. We expect to rely on the performance by the VIE shareholders of their respective obligations under the contracts to consolidate financial results of the VIE in our financial statements under U.S. GAAP. The VIE shareholders may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks will exist throughout the period in which we operate our business in China through the contractual arrangements. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation or other legal proceedings which could be a lengthy process and very costly. This type of corporate structure may also affect you and the value of your investment in the Company. The PRC legal system could limit our ability to enforce the VIE agreements, through arbitration, litigation, and other legal proceedings, which could limit our ability to enforce the VIE agreements against Shanghai Juhao and its shareholders. Furthermore, these contracts may not be enforceable in the PRC if the PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce the VIE agreements or assert our contractual rights over the business and assets of VIE that conducts our operations, our securities may decline in value or become worthless.

Summary of risks related to our corporate structure and having the majority of our operations in China

We are a Cayman Islands holding company without material operations and our business is conducted by the variable interest entity (“VIE”) in China and this structure involves unique risks to investors. Investors of our ordinary shares will not own any equity interests in the VIE and may never hold equity interests in our Chinese operating companies, but instead own shares of a Cayman Islands holding company. We are not a Chinese operating company and that our business in China is conducted through contractual arrangements with the VIE. However, the VIE agreements have not been truly tested in the courts in China. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities that we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors— “If the Chinese government determines that the contractual arrangements with the VIE do not comply with applicable regulations, our business could be adversely affected.” and “Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operations, decrease the value of our securities and limit the legal protections available to you and us.”

The VIE structure is subject to various risks. For example, the contractual arrangements may not be as effective as direct ownership in exerting our rights over Shanghai Juhao. We expect to rely on the performance by the VIE shareholders of their respective obligations under the contracts to consolidate financial results of the VIE in our financial statements under U.S. GAAP. The VIE shareholders may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks will exist throughout the period in which we operate our business in China through the contractual arrangements. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation or other legal proceedings which could be a lengthy process and very costly. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2021 (“2021 Annual Report”), which is incorporated in this prospectus by reference, and “Risk Factors— If the Chinese government determines that the contractual arrangements with the VIE do not comply with applicable regulations, our business could be adversely affected” in this prospectus.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange or SAFE by complying with certain procedural requirements. Therefore, our WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by the shareholders of the Company who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. For our Hong Kong subsidiary and the holding company (“Non-PRC Entities”), there is no restrictions on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to US investors. Also, there is no regulatory restrictions and limitations on the abilities of Non-PRC Entities to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed. However, to the extent cash/assets in the business is in PRC/Hong Kong or our PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash/assets. See “Risk Factors—Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact our business operations, decrease the value of our securities and limit the legal protections available to you and us.” We are a holding company, and we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China,— PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offerings and financings in the U.S. to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business, and — We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.” in our annual report on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference.

As of the date of this prospectus, no dividends or distributions have been made between the holding company, its subsidiaries, and consolidated VIE, or to investors including U.S. investors except that the VIE Shanghai Juhao made a cash dividend of $1.6 million to its shareholders in July 2019 before we became a public company in March 2021. The holding company, its subsidiaries, and VIE do not have any plan to distribute dividend or settle amounts owed under the VIE Agreements in the foreseeable future. The cash transfer among the holding company, its subsidiaries and VIE is typically transferred through payment for investment, intercompany services or intercompany borrowing between holding company, subsidiaries and VIE. Cash transfers have been made to date between the holding company, its subsidiaries, and consolidated VIE, include the following: (1) the holding company made investment payment of US$24,330,000 to Jowell HK during the fiscal years ended December 31, 2021; (2) Jowell HK made investment payment of US$20,629,000 to Jowell Shanghai during the fiscal years ended December 31, 2021; (3) Jowell HK loaned US$606,000 to the VIE during the fiscal year ended December 31, 2021; (4) the VIE paid US$12,462,715 to Jowell Shanghai for purchase of products during the fiscal years ended December 31, 2021; and (5) the holding company loaned US$4,221,549 to the VIE to pay for expenses during the fiscal years ended December 31, 2021. See “Condensed and Consolidated Financial Statements” on page 4 and “Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE.” on page 10.

There are legal and operational risks associated with being based in and having our operations in China. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 15, 2022, Cybersecurity Review Measures published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration became effective, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange as the Company has listed on Nasdaq before these laws take effect and the data processing activities by the VIE do not affect national security; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Management Rules Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments). On April 2, 2022, the CSRC released the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), which provides that PRC issuers listing their securities on foreign stock exchanges need to file a notice to CSRC. In the event that the above proposed provisions and rules are enacted, the filing procedures of the CSRC or other governmental authorities may be required in connection with this offering, and, if so required, we cannot predict whether we will be able to complete such filling procedures for this offering in a timely manner or at all. In addition, overseas listings of the securities of PRC issuers may be prohibited under certain circumstances under the several CSRC proposals, including if the intended securities offerings and listings (i) are specifically prohibited by the PRC laws or regulations, and (ii) may constitute a threat to, or endanger, national security as determined by competent authorities of the State Council. It is uncertain whether and when the above proposed rules will be adopted, and whether the final version will contain the same content as the above proposals. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice and the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China- based issuers, could result in a material change in our operations and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Any change in foreign investment regulations, VIE structure and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2021 Annual Report, which is incorporated in this prospectus by reference, and “Risk Factors—Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operations, decrease the value of our securities and limit the legal protections available to you and us.” in this prospectus.

An investment in our securities involves significant risks. The above is a summary of risks related to our corporate structure and having the majority of our operations in China and these risks and other risks of the Company are discussed more fully in Item 3. Key Information—D. Risk Factors in our 2021 Annual Report, which is incorporated in this prospectus by reference, and Risk Factors in this prospectus.

Recent Development

On June 13, 2022, the Company entered into Securities Purchase Agreements (“Agreements”) with six investors (“Investors”), pursuant to which the Company agreed to sell to the Investors in private placements of 5,230,000 ordinary shares (the “Shares”) of the Company, par value $0.0001 per share, at a purchase price of $1.20 per share for an aggregate offering price of $6,276,000 (the “Private Placements”), as disclosed in the Form 6-K filed by the Company on June 17, 2022 and incorporated herein by reference. The Private Placements have been completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

Corporate Information

Our principal executive offices are located at 2nd Floor, No. 285 Jiangpu Road, Yangpu District, Shanghai, China 200082. Our telephone number at this address is +86-21-5521-01874. Our registered office in the Cayman Islands is located at P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. We maintain a website at www. 1juhao.com that contains information about our Company, though no information contained on our website is part of this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598.

NASDAQ Capital Market Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “JWEL”

The Offering

Issuer	Jowell Global Ltd.

Securities We May Offer	We may offer up to $200,000,000 in aggregate amount of our ordinary shares and preferred shares, warrants, rights, either individually or in units.

Use of Proceeds	We will use the net proceeds from the sale of our securities for general corporate purposes.

Risk Factors	See “Risk Factors” on page 19 and other information we include or incorporate by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

NASDAQ Market Symbol	JWEL

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on April 25, 2022, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

If the Chinese government determines that the contractual arrangements with the VIE do not comply with applicable regulations, our business could be adversely affected.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements with Shanghai Juhao and its shareholders. Although we have been advised by our PRC counsel that based on their understanding of the current PRC laws, rules and regulations, the contractual arrangements, as well our ability to enforce our rights thereunder, comply with all applicable PRC laws, rules and regulations, and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, we cannot assure you that the PRC regulatory authorities will not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. In addition, new PRC laws, rules and regulations may be introduced from time to time to impose additional requirements that may be applicable to our contractual arrangements. If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual right over the business and assets of the VIE that conduct all or substantially all of our operations in China.

The Chinese government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new Chinese laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future Chinese laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations and the securities we are registering may decline in value or become worthless.

We conduct our operations in China through the VIE Shanghai Juhao, which entered into a series of contractual arrangements by and among WFOE, the VIE and its shareholders. These contractual agreements enable us to (i) exercise contractual rights over the VIE to consolidate financial results of the VIE in our financial statements under U.S. GAAP, (ii) receive substantially all of the economic benefits of the VIE, and (iii) have an exclusive call option to purchase all or part of the equity and asset interests in the VIE when and to the extent permitted by PRC law. As a result of these contractual arrangements, we exert contractual rights over the VIE and consolidate financial results of the VIE in our financial statements under U.S. GAAP. A VIE is an entity that either has a total equity investment that is insufficient to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary of, and must consolidate, the VIE. Jowell Shanghai is deemed to have a controlling financial interest through a series of contractual arrangements and be the primary beneficiary of Shanghai Juhao because it has both of the following characteristics: (1) the power to direct activities at Shanghai Juhao that most significantly impact such entity’s economic performance and (2) the obligation to absorb losses of, and the right to receive benefits from, Shanghai Juhao that could potentially be significant to such entity. Pursuant to the contractual arrangements with Shanghai Juhao, Shanghai Juhao shall pay service fees equal to all of its net profit after tax payments to Jowell Shanghai. Such contractual arrangements are designed so that the Shanghai Juhao would operate for the benefit of Jowell Shanghai and ultimately, the Company. Accordingly, the accounts of the Shanghai Juhao are consolidated into the Company’s financial statements pursuant to ASC 810-10, “Consolidation”.

In the opinion of our PRC legal counsel, (i) the ownership structures of the VIE and WFOE in China are not in violation of mandatory provisions of applicable PRC laws and regulations currently in effect; and (ii) the agreements under the contractual arrangements among WFOE, the VIE and its shareholders governed by PRC law are valid and binding upon each party to such agreements and enforceable against each party thereto in accordance with their terms and applicable PRC laws and regulations currently in effect. However, we have been further advised by our PRC legal counsel that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. If we or the VIE are determined to be in violation of any existing or future PRC laws, rules or regulations or fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of Shanghai Juhao and/or voiding the contractual arrangements;

●	discontinuing or restricting the operations of Shanghai Juhao;

●	imposing conditions or requirements with which we or Shanghai Juhao may not be able to comply;

●	requiring us to restructure the relevant ownership structure or operations;

●	restricting or prohibiting our use of the proceeds from our offering to finance our business and operations in China; or

●	imposing fines or other forms of economic penalties.

As we do not have direct ownership of Shanghai Juhao, the imposition of any of these penalties may have a material adverse effect on our financial condition, results of operations and prospects. If occurrences of any of these events result in our inability to direct the activities of the VIE and its subsidiaries in China, and/or our failure to receive the economic benefits and residual returns from our consolidated variable interest entity, and we are not able to restructure our ownership structure and operations in a satisfactory manner, we may not be able to consolidate the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP.

Our contractual arrangements with the VIE may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with Shanghai Juhao and its shareholders to operate our business. These contractual arrangements may not be as effective in exerting our rights over these affiliated entities as direct ownership. If we had direct ownership of these entities, we would be able to exercise our rights as a shareholder to effect changes in the board of directors, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, we rely on the performance by VIE and its shareholders of their contractual obligations to exercise our rights over the VIE to consolidate financial results of the VIE in our financial statements under U.S. GAAP. Therefore, our contractual arrangements with the VIE may not be as effective in ensuring our rights over our China operations as direct ownership would be. As of the date of this prospectus, no dividends or distributions have been made between the holding company, its subsidiaries, and consolidated VIE, or to investors including U.S. investors except that the VIE Shanghai Juhao made a cash dividend of $1.6 million to its shareholders in July 2019 before we became a public company in March 2021. The holding company, its subsidiaries, and VIE do not have any plan to distribute dividend or settle amounts owed under the VIE Agreements in the foreseeable future. The cash transfer among the holding company, its subsidiaries and VIE is typically transferred through payment for investments, intercompany services or intercompany borrowing between holding company, subsidiaries and VIE. See “Condensed and Consolidated Financial Statements” on page 4 and “Dividend Distribution and Cash Transfer Between the Holding Company, Subsidiary and VIE.” on page 10.

Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact our business operations, decrease the value of our securities and limit the legal protections available to you and us.

The PRC legal system is based on written statutes, and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice and the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China- based issuers, could result in a material change in our operations and/or the value of our securities.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this announcement is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us and our securities. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On February 15, 2022, Cybersecurity Review Measures published by Cyberspace Administration of China, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration became effective, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. As confirmed by our PRC counsel, we are currently not subject to cybersecurity review with the Cyberspace Administration of China (“CAC”) under these new measures, because we operate our online platforms and our data processing activities do not affect or may not affect national security. Nevertheless, the aforementioned measures and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Management Rules Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments). On April 2, 2022, the CSRC released the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), which provides that PRC issuers listing their securities on foreign stock exchanges need to file a notice to CSRC. In the event that the above proposed provisions and rules are enacted, the filing procedures of the CSRC or other governmental authorities may be required in connection with this offering, and, if so required, we cannot predict whether we will be able to complete such filling procedures for this offering in a timely manner or at all. In addition, overseas listings of the securities of PRC issuers may be prohibited under certain circumstances under the several CSRC proposals, including if the intended securities offerings and listings (i) are specifically prohibited by the PRC laws or regulations, and (ii) may constitute a threat to, or endanger, national security as determined by competent authorities of the State Council. It is uncertain whether and when the above proposed rules will be adopted, and whether the final version will contain the same content as the above proposals.

We cannot rule out the possibility that the PRC government will institute a licensing regime or pre-approval requirement covering our industry at some point in the future. If such a licensing regime or approval requirement were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange or SAFE by complying with certain procedural requirements. Therefore, our WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by the shareholders of the Company who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. For our Hong Kong subsidiary and the holding company (“Non-PRC Entities”), there is no restrictions on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to US investors. Also, there is no regulatory restrictions and limitations on the abilities of Non-PRC Entities to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed. However, to the extent cash/assets in the business is in PRC/Hong Kong or our PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash/assets.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. Mr. Zhiwei Xu, the Chairman, Chief Executive Officer and a major shareholder of the Company, Ms. Dan Zhao, a board member and vice president of the Company and Mr. Haitao Wang, an independent director of the Company, are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Litigation and negative publicity surrounding China-based companies listed in the U.S. may result in increased regulatory scrutiny of us and negatively impact the trading price of our Ordinary Shares and could have a material adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.

We believe that litigation and negative publicity surrounding companies with operations in China that are listed in the U.S. have negatively impacted stock prices for such companies. Various equity-based research organizations have published reports on China-based companies after examining, among other things, their corporate governance practices, related party transactions, sales practices and financial statements that have led to special investigations and stock suspensions on national exchanges. Any similar scrutiny of us, regardless of its lack of merit, could result in a diversion of management resources and energy, potential costs to defend ourselves against rumors, decreases and volatility in the trading price of our Ordinary Shares, and increased directors and officers insurance premiums and could have a material adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.

The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and, and cause the value of our securities to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

As such, our business in China is subject to various government and regulatory interferences. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry, which could result in a material change in our operation and the value of our securities.

Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although we are currently not required to obtain permission from any of the PRC federal or local government and has not received any denial to list and trade on the U.S. exchange, it is uncertain when and whether we will be required to obtain permission from the PRC government to list and trade on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or be worthless.

The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations including Accelerating HFCAA are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. A potential consequence is that our ordinary shares may be delisted by the exchange. The delisting of our ordinary shares, or the threat of our ordinary shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“Accelerating HFCAA”), which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement.

On November 5, 2021, the SEC adopted the PCAOB rule to implement HFCA Act, which provides a framework for the PCAOB to determine whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (the “Commission-Identified Issuers”). A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, the PCAOB issued its determinations (the “Determination”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. The Determination includes lists of public accounting firms headquartered in mainland China and Hong Kong that the PCAOB is unable to inspect or investigate completely.

On February 4, 2022, the U.S. House of Representatives passed the America Creating Opportunities for Manufacturing Pre-Eminence in Technology and Economic Strength (COMPETES) Act of 2022 (the “America COMPETES Act”). If the America COMPETES Act is enacted into law, it would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The enactment of the HFCA Act and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could cause investors uncertainty for affected issuers and the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement.

The lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China and Hong Kong. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China and Hong Kong makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

Our auditor, Friedman LLP, an independent registered public accounting firm that is headquartered in the United States, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts inspections to assess its compliance with the applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis, with the last inspection conducted in June 2018, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. If it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, the lack of inspection could cause the trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act, and as a result Nasdaq may delist our securities. If our securities are unable to be listed on another securities exchange, such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares. Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list our ordinary shares on Nasdaq, which could materially impair the market for and market price for our securities.

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, preferred shares, warrants, rights, units or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. If one or more of our shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including preferred shares, warrants, rights or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our shareholders and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of our share capital and certain provisions of our Second Amended and Restated Memorandum and Articles of Association. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Second Amended and Restated Memorandum and Articles of Association and applicable provisions of the laws of the Cayman Islands. You are encouraged to read the relevant provisions of the Companies Act and of our Second Amended and Restated Memorandum and Articles of Association as they relate to the following summary.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Second Amended and Restated Memorandum and Articles of Association, which have been filed with and are publicly available from the SEC.

Our authorized share capital is $50,000.00 divided into 500,000,000 shares comprising of: (i) 450,000,000 Ordinary Shares, par value $0.0001 per share and (ii) 50,000,000 Preferred Shares, par value $0.0001 per share. As of date of this prospectus, 31,458,215 Ordinary Shares and 750,000 Preferred Shares are issued and outstanding.

DESCRIPTION OF ORDINARY SHARES

As of the date of this prospectus, 31,458,215 ordinary shares are issued and outstanding and listing on Nasdaq Capital Market under symbol “JWEL”.

Dividends. Subject to any rights and restrictions of any other class or series of shares, our Board may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

Voting Rights. Each Ordinary Share shall be entitled to one vote on all matters subject to vote at general and special meetings of our company and each Preferred Share shall be entitled to two (2) votes on all matters subject to vote at general and special meetings of our company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the shares present in person or by proxy. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as making changes to our second amended and restated memorandum and articles of association.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Ordinary Shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our Ordinary Shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at its option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands exempted company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of Ordinary Shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be materially adversely varied with the written consent of the holders of all of the issued shares of that class or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Anti-Takeover Provisions. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Transfer of Ordinary Shares. Subject to the restrictions contained in our current articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Nasdaq Rules, be suspended and the register closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the memorandum and articles of association, the register of mortgages and charges, and copies of any special resolutions passed by our shareholders). However, we will provide our shareholders with annual audited financial statements.

General Meeting of Shareholders. Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. Advance notice of at least seven (7) calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for and throughout a meeting of shareholders consists of at least one shareholder entitled to vote and present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-third of all voting power of our share capital in issue.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

DESCRIPTION OF PREFERRED SHARES

As of the date of this prospectus, there are 750,000 Preferred Shares issued and outstanding.

Conversion. Each Preferred Share is convertible into one (1) ordinary share at any time at the option of the holder thereof. In no event shall Ordinary Shares be convertible into Preferred Shares.

Voting Rights. Each share of Preferred Shares shall have the voting rights equal to two (2) Ordinary Shares.

Dividends. Except for voting rights and conversion rights as set out hereof, the Ordinary Shares and the Preferred Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

Assignment and Transfer. The holders of Preferred Shares shall have the right to transfer each share of the Preferred Shares to any third party at any time in such holder’s sole and absolute discretion, subject to compliance with applicable securities laws. Upon any sale, transfer, assignment or disposition of any Preferred Share by a shareholder to any person who is not an affiliate of such shareholder, or upon a change of control of any Preferred Share to any person who is not an affiliate of the registered shareholder of such share, such Preferred Share shall be automatically and immediately converted into one (1) ordinary share.

Our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us. You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Description of Warrants

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants for the purchase of Ordinary Shares and/or Preferred Shares in one or more series. We may issue warrants independently or together with Ordinary Shares and/or Preferred Shares and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the Company in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the Company for warrant exercise.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares or preferred shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offerings, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares or preferred shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee		$18,540
Printing expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Transfer agent fees and expenses			*
Miscellaneous			*
Total	$		*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

LEGAL MATTERS

We are being represented by FisherBroyles, LLP with respect to legal matters of United States federal securities and New York State law. Maples and Calder (Hong Kong) LLP will pass upon certain legal matters in connection with the securities offered to the extent governed by Cayman Islands law.  Certain legal matters as to PRC law will be passed upon for us by Jiangsu Yiyou Tianyuan Law Firm. FisherBroyles, LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law, and upon Jiangsu Yiyou Tianyuan Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 and for the two years ended December 31, 2021 and 2020, incorporated by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2021 have been audited by Friedman, LLP, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Friedman LLP is located at One Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on April 25, 2022;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on June 27, 2022, June 17, 2022, and May 25, 2022; and

(3)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-40145) filed with the Commission on March 2, 2021, including any amendment and report subsequently filed for the purpose of updating that description; and

(4)	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2021 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. The consolidated financial statements are prepared and presented in conformity with U.S. generally accepted accounting principles.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: Jowell Global Ltd. Attn: Company Secretary, 2nd Floor, No. 285 Jiangpu Road, Yangpu District, Shanghai, China 200082 and email: ir@1juhao.com

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.1juhao.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, Mr. Zhiwei Xu, the Chairman, Chief Executive Officer and a major shareholder of the Company, Ms. Dan Zhao, a board member and vice president of the Company and Mr. Haitao Wang, an independent director of the Company are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these individuals, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law has advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that it is uncertain whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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October 11, 2022